June 16, 2014

CONSENT OF MHA PETROLEUM CONSULTANTS LLC

INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to MHA Petroleum Consultants, LLC, to the inclusion of our estimates of reserves contained in our report and to the entitled "Reserves and Economic Evaluation of Adena, Amherst, NE Colorado, Nebraska, Kansas and Texas, Prepared for EnerJex Resources, Inc., Effective January 1, 2014," and to the specific references to MHA Petroleum Consultants, LLC as independent petroleum engineering firm in the Amendment No. 2 to Registration Statement (Form S-1 No. 333-193976) (the Registration Statement) filed with the United States Securities and Exchange Commission in May 2014 incorporated by reference in this Registration Statement (Form S-1MEF). We further consent to the inclusion of our letter reports dated January 1, 2014 as an appendix to the Registration Statement.

MHA Petroleum Consultants LLC

By:	/s/ Leslie S. O'Connor
Leslie S. O’Connor
Managing Partner

730 17th Street, Suite 410	Denver, Colorado 80202-3510 U.S.A.	Telephone: 303-277-0270	Fax: 303-277-0267

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